     As filed with the Securities and Exchange Commission on July 31, 1997

                                                      Registration No. 333-30317
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------


                               AMENDMENT NO. 2 TO

                                   FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            REPUBLIC BANCSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                              --------------------

    FLORIDA                                 6711                           59-3347653
(STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBERS)        IDENTIFICATION NO.)
                                     111 SECOND AVENUE N.E.
                                     ST. PETERSBURG, FL  33701
                                          (813) 823-7300
                        (Address, including zip code, and telephone number,
                   including area code, of registrant's principal executive offices)

                              --------------------

                           CHRISTOPHER M. HUNTER, ESQ.
                     GENERAL COUNSEL AND CORPORATE SECRETARY
                        111 SECOND AVENUE N.E. SUITE 300
                            ST. PETERSBURG, FL 33701
                                 (813) 823-7300
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                              --------------------

                                   COPIES TO:

       JOHN A. BUCHMAN, ESQ.                                    JOHN P. GREELEY, ESQ.
       HOLLAND & KNIGHT, LLP                       SMITH, MACKINNON, GREELEY, BOWDOIN & EDWARDS, P.A.
2100 PENNSYLVANIA AVE., NW, STE. 400              255 S. ORANGE AVENUE, CITRUS CENTER, STE. 800
     WASHINGTON, DC 20037-3202                               ORLANDO, FL  32801
          (202) 955-3000                                       (407) 843-7300


                              --------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                                   ----------
                                     -------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), SHALL DETERMINE.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The provisions of the Florida Business Corporation Act (the "FBCA") and Bancshares' By-Laws (the "By-Laws") set forth the extent to which the Registrant's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. The FBCA provisions for indemnification are summarized below.

    Section 607.0850(1) of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This Subsection further provides that the termination of proceeding by judgment, order, settlement or conviction or upon a plea of nolo contender or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Section 607.0850(2) empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

    Section 607.0850(3) provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any proceeding referred to in the preceding subparagraphs, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

    Section 607.0850(4) provides that any indemnification under subsections (1) or (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct as set forth in subsections (1) or (2). Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding; (b) if such a quorum is not obtaining or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors who are not at the time parties to the proceeding; (c) by independent legal counsel selected by the board of directors described in paragraph (a) or the committee described in paragraph (b), or if a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by a majority vote of the full board of directors (in which directors who are parties may participate); or
(d) by the shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

    Section 607.0850(5) provides that evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph 4(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

    Section 607.0850(6) provides that expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation. Expenses incurred by other employees and agents may be paid in advance upon terms or conditions that the board of directors deems appropriate.

    Section 607.0850(7) provides that the indemnification and advancement of expenses provided pursuant to this section are not exclusive, and the corporation is empowered to make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, unless a judgment or other final adjudication establishes that such person's actions or omissions to act were material to the cause of action so adjudicated and constitute (a) a violation of the criminal law, unless such person had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful; (b) a transaction from which such person derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the FBCA are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor, or in a proceeding by or in the right of a shareholder.

    Section 607.0850(8) provides that indemnification and advancement of expenses shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators unless otherwise provided when authorized or ratified.

    Section 607.0850(9) provides that unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification and despite any contrary determination of the board or of the shareholders of the specific case, a director, officer, employee or agent who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that (a) the director, officer, employee or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement or expenses; (b) the director, officer, employee or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or (c) the director, officer, employee or agent is reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person meet the standard of conduct set forth in subsection (1), subsection (2) or subsection (7).

    Section 607.0850(12) provides that the corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

    The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits (See exhibit index immediately preceding the exhibits for the page number where each exhibit can be found)


  EXHIBIT     DESCRIPTION OF EXHIBITS

     2 Agreement and Plan of Merger, dated as of April 14, 1997, by and between Bancshares and FFO (included as APPENDIX A to the Joint
              Proxy Statement/Prospectus and incorporated by reference herein)

    3.1       Amended and Restated Articles of Incorporation of Bancshares
              (incorporated by reference from Exhibit 3.1 of Bancshares'
              Registration Statement on Form S-4, File No. 33-80895, dated
              December 28, 1995).

    3.2 By-Laws of Bancshares (incorporated by reference from Exhibit 3.2 of Bancshares Registration Statement on Form S-4, File No.
              33-808895, dated December 28, 1995)

    4.1 Specimen Common Stock Certificate (Incorporated herein by reference from Exhibit 4.1 of Registrant's Registration Statement on Form S-4, File No. 33-808895, dated December 28, 1995)

     5        Form of Opinion of Holland & Knight LLP, including consent*

     8 Opinion of Holland & Knight LLP regarding federal income tax matters, including consent

   23.1       Consent of Arthur Andersen, LLP*

   23.2       Consent of Hacker, Johnson, Cohen, and Grieb*

   23.3       Consent of Holland & Knight LLP (included in Exhibit 5)

   23.4       Consent of Smith, Mackinnon, Greeley, Bowdoin & Edwards, P.A.*

   23.5       Consent of The Carson Medlin Company*

   23.6       Consent of Allen C. Ewing & Co.*

   24         Powers of Attorney*

   99.1       Form of Proxy of Bancshares*

   99.2       Form of Proxy of FFO*


-------------------
 * Previously filed.




         (b)      Financial Statement Schedules

         Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement) provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Incorporation or By-Laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of responding to the request.

         (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and Bancshares being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on July 30, 1997.


                                               REPUBLIC BANCSHARES, INC.


                                               By: /s/  JOHN W. SAPANSKI
                                                  ------------------------------
                                                        John W. Sapanski
                                                        Chairman and
                                                        Chief Executive Officer

                                               Date: July 30, 1997

Pursuant to the requirements of the Securities Exchange Act of 1934, this Amendment to Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


SIGNATURE                                                      DATE                     TITLE
---------                                                      ----                     -----


/s/John W. Sapanski                                     July 30, 1997          Chairman, Chief Executive
-------------------------------                                                Officer and Director (principal
John W. Sapanski                                                               executive officer)



/s/William R. Falzone                                   July 30, 1997          Treasurer (principal financial
-------------------------------                                                and accounting officer)
William R. Falzone


/s/Fred Hemmer                                          July 30, 1997          Director
-------------------------------
Fred Hemmer


/s/Marla Hough                                          July 30, 1997          Director
-------------------------------
Marla Hough


/s/William R. Hough                                     July 30, 1997          Director
-------------------------------
William R. Hough



/s/Alfred T. May                                        July 30, 1997          Director
-------------------------------
Alfred T. May


/s/William J. Morrison                                  July 30, 1997          Director
-------------------------------
William J. Morrison

                                  EXHIBIT INDEX


  EXHIBIT
   NUMBER         DESCRIPTION OF EXHIBITS
-------------    ------------------------------------------------------------
     2        --  Agreement and Plan of Merger, dated as of April 14, 1997, by and between Bancshares and FFO (included as APPENDIX A to the Joint Proxy Statement/Prospectus and incorporated by
                  reference herein).

    3.1       --  Amended and Restated Articles of Incorporation of Bancshares
                  (incorporated by reference from Exhibit 3.1 of Bancshares'
                  Registration Statement on Form S-4, File No. 33-80895, dated
                  December 28, 1995).

    3.2       --  Bylaws of Bancshares (incorporated by reference from Exhibit
                  3.2 of Bancshares' Registration Statement on Form S-4,
                  File No. 33-808895, dated December 28, 1995).

    4.1       --  Specimen Common Stock Certificate (incorporated herein by reference from Exhibit 4.1 of Registrant's Registration
                  Statement on Form S-4, File No. 33-808895, dated December 28,
                  1995).

     5        --  Form of Opinion of Holland & Knight LLP, including consent.*

     8        --  Opinion of Holland & Knight LLP regarding federal income tax matters, including consent

    23.1      --  Consent of Arthur Andersen, LLP.*

    23.2      --  Consent of Hacker, Johnson, Cohen, and Grieb.*

    23.3      --  Consent of Holland & Knight LLP (included in Exhibit 5).

    23.4      --  Consent of Smith, Mackinnon, Greeley, Bowdoin & Edwards, P.A.*

    23.5      --  Consent of The Carson Medlin Company*

    23.6      --  Consent of Allen C. Ewing & Co.*

     24       --  Powers of Attorney.*

    99.1      --  Form of Proxy of Bancshares.*

    99.2      --  Form of Proxy of FFO.*



-----------------------
 *  Previously filed.